UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2017

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2017, Proto Labs, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Rapid Manufacturing Group, LLC, a New Hampshire limited liability company (“RAPID”), and each of the members of RAPID listed therein (the “Members”).

Under the terms of the agreement, the Company will acquire RAPID for $120 million consisting of $110 million in cash and $10 million in the Company’s stock. RAPID’s 2017 annual revenue is forecasted to be $45 million with an estimated $10 million in adjusted EBITDA. Adjusted EBITDA excludes costs that are not expected to recur after the acquisition. The Company will finance the acquisition with existing cash, drawing on a line of credit, and utilizing previously authorized but unissued shares of stock. After adjusting for investments to expand capacity to support future growth, interest expense created by the financing and interest income for the cash used in the transaction, the Company estimates the acquisition will be approximately $0.10 accretive to non-GAAP dilutive earnings per share in 2018. In addition, the goodwill resulting from the transaction is expected to be tax deductible over a 15 year period creating a future cash benefit.

The obligations of the Company, RAPID and the Members to consummate the transactions contemplated by the Agreement are subject to the satisfaction or waiver of customary closing conditions as set forth in the Agreement, including the expiration or termination of any waiting period applicable under the Hart-Scott Rodino Act.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On November 21, 2017, the Company issued a press release announcing its execution of the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

In addition, on November 21, 2017, the Company issued a press release announcing it will host an Analyst Day on December 12, 2017, at its Global Headquarters in Maple Plain, Minnesota. A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1

Membership Interest Purchase Agreement, dated November 16, 2017, by and among Proto Labs, Inc., Rapid Manufacturing Group, LLC and the members listed therein. (Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.)

99.1	Press release of Proto Labs, Inc. dated November 21, 2017, announcing the Membership Interest Purchase Agreement.

99.2	Press release of Proto Labs, Inc. dated November 21, 2017, announcing the hosting of an Analyst Day.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	November 21, 2017	By:	/s/ John A. Way
John A. Way
Chief Financial Officer